UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 18, 2014
Date of Report (Date of earliest event reported)

CRAILAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-50367	98-0359306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305-4420 Chatterton Way Victoria, British Columbia	V8X 5J2
(Address of principal executive offices)	(Zip Code)

(250) 658-8582
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 7 - REGULATION FD DISCLOSURE

Item 7.01        Regulation FD Disclosure

On August 18, 2014, Crailar Technologies Inc. (the "Company") issued a press release (the "Press Release") announcing the closing of its underwritten public offering of 13,000,000 units (each a "Unit") on August 6, 2014 for gross proceeds of US$6.5 million, before deducting underwriting discounts and commissions and other offering expenses. In addition, the underwriters have exercised in full their option to purchase from the Company an additional 1,950,000 shares of common stock and additional warrants to purchase 1,950,000 shares of common stock to cover over-allotments, bringing the aggregate gross proceeds from the offering to approximately US$7.5 million.

The sale and purchase of the additional shares of common stock, which closed on August 15, 2014, brings the total number of shares of common stock sold in the offering to 14,950,000, and the total number of warrants sold in the offering to 14,950,000. Each Unit consists of one share of common stock and one warrant entitling the holder to purchase one additional share of common stock at an exercise price of US$0.535 per share until August 6, 2019.

A copy of the Press Release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

Not applicable.

(b)        Pro forma Financial Information

Not applicable.

(c)        Shell Company Transaction

Not applicable.

(d)        Exhibits
Exhibit	Description
99.1	Press release dated August 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAILAR TECHNOLOGIES INC.
Date: August 18, 2014	/s/ Guy Prevost Name: Guy Prevost Title: Corporate Controller and Compliance Officer

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